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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 3, 2021 (May 27, 2021)
_______________________________
Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Realogy Holdings Corp.	Common Stock, par value $0.01 per share	RLGY	New York Stock Exchange
Realogy Group LLC	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 1.01.	Entry into a Material Definitive Agreement.
Indenture and Exchangeable Senior Notes due 2026
On June 2, 2021, Realogy Group, LLC (the “Issuer”), a Delaware limited liability company and wholly-owned subsidiary of Realogy Holdings Corp. (the “Company”), together with Realogy Co-Issuer Corp., a Florida corporation and the Company’s wholly-owned subsidiary (the “Co-Issuer” and, together with the Issuer, the “Issuers”), issued $402,500,000 aggregate principal amount of 0.25% Exchangeable Senior Notes due 2026 (the “Notes”), which includes $52,500,000 aggregate principal amount of the Notes issued pursuant to the exercise by the initial purchasers of their 13-day option to purchase additional Notes. The Notes were issued pursuant to, and are governed by, an Indenture (the “Indenture”), dated as of June 2, 2021, by and among the Issuers, the Company, the subsidiary guarantors party thereto and Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A under the Securities Act.
The Issuer used a portion of the net proceeds from this offering to pay the cost of the exchangeable note hedge transactions described below (after such cost is partially offset by the proceeds to the Company from the sale of the warrants pursuant to the warrant transactions described below). The Issuer expects to use the remaining net proceeds for its working capital and other general corporate purposes.
Before March 15, 2026, noteholders will have the right to exchange their Notes upon the occurrence of certain events. The Notes are unsecured senior obligations of the Issuer and will mature on June 15, 2026. The Notes bear interest at a rate of 0.25% per annum. Interest on the Notes will be payable semiannually to holders of record at the close of business on June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year, commencing December 15, 2021. On or after March 15, 2026, noteholders may exchange their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date of the Notes. Upon exchange, the Issuer will pay cash up to the aggregate principal amount of the Notes to be exchanged and pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Issuer’s election, in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the Notes being exchanged. The initial exchange rate for the Notes is 40.8397 shares of the Company’s common stock per $1,000 principal amount of Notes (which represents an initial exchange price of approximately $24.49 per share of the Company’s common stock). The exchange rate and exchange price of the Notes are subject to customary adjustments upon the occurrence of certain events. In addition, if a “Make-Whole Fundamental Change” (as defined in the Indenture) occurs, then the exchange rate of the Notes will, in certain circumstances, be increased for a specified period of time.
The following is a brief description of the terms of the Notes and the Indenture. The description of the Indenture is qualified in its entirety by reference to the full and complete terms of the Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. As used herein, the term “Existing Notes” refers to the Company’s 4.875% Senior Notes due 2023, 9.375% Senior Notes due 2027, 5.750% Senior Notes due 2029 and 7.625% Senior Secured Second Lien Notes due 2025.
Ranking
The Notes and the guarantees are the Issuers’ and the Note Guarantors’ (as defined below) senior unsecured obligations and:
•rank senior in right of payment to the Issuers’ and the Note Guarantors’ future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;
•rank equally in right of payment with all of the Issuers’ and the Note Guarantors’ existing and future senior debt, including the Existing Notes and the Issuers’ and the Note Guarantors’ obligations under the senior secured term loan B and revolving credit facility and its senior secured term loan A facility (collectively, the “senior secured credit facilities”), and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes; and
•are effectively subordinated to all of the Issuers’ and the Note Guarantors’ existing and future secured debt, including their obligations under the senior secured credit facilities and the Company’s obligations under its 7.625% Senior Secured Second Lien Notes due 2025, to the extent of the value of the assets securing such debt.

The guarantee by the Company is the Company’s unsecured senior subordinated obligation, is equal in right of payment to all existing and future subordinated indebtedness of the Company, including its obligations under the Existing Notes, and is junior in right of payment to all future senior indebtedness of the Company.
In addition, the Notes are structurally subordinated to all of the existing and future liabilities and obligations (including trade payables, but excluding intercompany liabilities) of each of the Issuer’s non-guarantor subsidiaries.
Guarantees
The Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Company, and on an unsecured senior basis by each of the Issuer’s existing and future U.S. subsidiaries (other than the Co-Issuer) that is a guarantor under its senior secured credit facilities and our Existing Notes or that incurs or guarantees certain other indebtedness in the future, subject to certain exceptions (the “Note Guarantors”).
Redemption
The Issuer may not redeem the Notes at its option at any time before June 20, 2024. The Notes will be redeemable, in whole or in part (subject to the partial redemption limitation described below), at the Issuer’s option at any time, and from time to time, on or after June 20, 2024 and on or before the 30th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the exchange price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date it sends the related redemption notice; and (2) the trading day immediately before the date it sends such notice. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the exchange rate applicable to the exchange of that Note will be increased in certain circumstances if it is exchanged with an exchange date occurring during the period from, and including, the date the Issuer sends the redemption notice to, and including, the second business day immediately before the related redemption date. Pursuant to the partial redemption limitation, the Issuer may not elect to redeem less than all of the outstanding Notes unless at least $100 million aggregate principal amount of Notes are outstanding and not subject to redemption as of the time we send the related redemption notice.
If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) of the Company occur, then noteholders may require the Issuer to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes, among other things, certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.
Events of Default
The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
Related Call Spread Transactions
In connection with the pricing of the Notes, on May 27, 2021, the Issuer entered into exchangeable note hedge transactions with JP Morgan Chase Bank, National Association, Goldman Sachs & Co. LLC, Barclays Bank PLC, Bank of Montreal, Nomura Global Financial Products Inc. and Bank of America, N.A. (the “Option Counterparties”). The exchangeable note hedge transactions covered, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock underlying the Notes. Concurrently with the Issuer’s entering into the exchangeable note hedge transactions, the Company entered into warrant transactions with the Option Counterparties whereby the Company sold to the Option Counterparties warrants to purchase, subject to customary adjustments, up to the same number of shares of the Company’s common stock. The initial strike price of the warrant transactions is $30.6075 per share, which represents a 75% premium to the last reported sale price of the Company’s common stock on May 27, 2021 on The New York Stock Exchange. On May 28, 2021, in connection with the exercise by the initial purchasers of their 13-day option to purchase additional Notes, the Issuer and the Company entered into additional exchangeable note hedge transactions and warrant transactions, respectively, with the Option Counterparties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes and the warrants were issued to the initial purchasers and the Option Counterparties, respectively, in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believed to be “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon the exchange of the Notes or exercise of the warrants will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of approximately 23,013,139 shares of the Company’s common stock may be issued upon the exchange of the Notes, based on the initial maximum exchange rate of 57.1755 shares of the Company’s common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01.	Other Events.
Concurrent with the closing of the offering, the Company delivered a notice of early termination with respect to the covenant relief period under its senior secured credit facilities.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
4.1	Indenture, dated as of June 2, 2021, among Realogy Group LLC, as Issuer, Realogy Co-Issuer Corp., as Co-Issuer, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 0.25% Exchangeable Senior Notes due 2026.
10.1	Form of Note Hedge Confirmation.
10.2	Form of Warrant Confirmation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: June 3, 2021

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: June 3, 2021

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of June 2, 2021, among Realogy Group LLC, as Issuer, Realogy Co-Issuer Corp., as Co-Issuer, the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the 0.25% Exchangeable Senior Notes due 2026.

10.1	Form of Note Hedge Confirmation.
10.2	Form of Warrant Confirmation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).